Exhibit 99.1

RocketFuel Blockchain, Inc. Announces $5.0 Million Registered Direct Offering

SAN FRANCISCO, November 2, 2021 /PRNewswire/ — RocketFuel Blockchain, Inc. (OTC: RKFL) (“RocketFuel” or the “Company”), a global provider of one-click online payment solutions using Bitcoin and other cryptocurrencies, today announced that it has entered into a definitive agreement with certain institutional investors for the issuance and sale of an aggregate of 6,666,667 shares of its common stock (or common stock equivalents) and warrants to purchase up to an aggregate of 6,666,667 shares of common stock, at a combined purchase price of $0.75 per share and accompanying warrant in a registered direct offering. The gross proceeds to the Company from the offering, before deducting placement agent fees and other offering expenses, are expected to be approximately $5.0 million. The offering is expected to close on or about November 4, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants will have an exercise price $0.75 per share and exercise period commencing immediately upon issuance date and a term of five and one-half years.

The Company intends to use the net proceeds of the offering for general corporate purposes and to fund ongoing operations and expansion of its business.

The securities described above are being offered by RocketFuel pursuant to a registration statement on Form S-1 (File No. 333-260420) previously filed with and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on October 28, 2021. The offering is being made only by means of a prospectus forming part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. When available, electronic copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at 646-975-6996.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About RocketFuel Blockchain, Inc.

RocketFuel Blockchain Inc. is a global payment processing company offering online merchants next generation blockchain payments solutions that include efficient and intuitive acceptance of 43 cryptocurrencies and direct bank transfers, a highly secure and efficient shopping cart experience, and significantly lower fees and associated costs.

RocketFuel’s solutions focus on enhanced customer privacy protection eliminating the risk of data breach while improving speed, security and ease of use. RocketFuel users are able to enjoy seamless check-out and forget the clunky cart paradigm of the past. RocketFuel merchants are able to implement new impulse buying schemes and generate new sales channels that were unavailable in present day eCommerce solutions. More information about RocketFuel is available at:

www.RocketFuelBlockchain.com

Forward-Looking Statements

The Company believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. Such forward-looking statements, including, but not limited to market and other conditions, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of net proceeds from the offering, and statements regarding the plans and objectives of management for future operations, are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, market acceptance of the company’s products and services; competition from existing products or new products that may emerge; the implementation of the Company’s business model and strategic plans for its business and its products; estimates of the company’s future revenue, expenses, capital requirements and need for financing; current and future government regulations; and developments relating to the company’s competitors. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2021. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information:

COMPANY CONTACT

Email: Contact@RocketFuelBlockchain.com

Phone: 424.256.8560

INVESTOR CONTACT

Ben Yankowitz

Email: B.Yankowitz@RocketFuelBlockchain.com

PRESS CONTACT

Email: rocketfuel@plat4orm.com

SOURCE RocketFuel Blockchain

Related Links

https://www.rocketfuelblockchain.com/